UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

CHURCHILL CAPITAL CORP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38645 (Commission File Number)	37-1902569 (IRS Employer Identification No.)

640 Fifth Avenue, 12th Floor New York, NY (Address of principal executive offices)	10019 (Zip Code)

(212) 380-7500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one half of one warrant	CCC.U	New York Stock Exchange

Shares of Class A common stock	CCC	New York Stock Exchange

Warrants included as part of the units	CCC WS	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2019, Churchill Capital Corp (“Churchill”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders considered the following proposals:

1.	A proposal to approve the business combination, including (a) the Agreement and Plan of Merger, dated as of January 14, 2019 (as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated February 26, 2019, and Amendment No. 2 to the Agreement and Plan of Merger, dated March 29, 2019, the “Merger Agreement”), by and among Churchill, Clarivate Analytics Plc (“Clarivate”), a public limited company newly incorporated under the laws of Jersey, Channel Islands, and currently owned 50% by Onex Partners IV LP and 50% by Onex Partners IV GP LP, CCC Merger Sub, Inc., a newly formed Delaware corporation and wholly owned subsidiary of Clarivate (“Delaware Merger Sub”), Camelot Merger Sub (Jersey) Limited, a newly formed private limited company organized under the laws of Jersey, Channel Islands and wholly owned subsidiary of Clarivate (“Jersey Merger Sub”), and Camelot Holdings (Jersey) Limited, a private limited company organized under the laws of Jersey, Channel Islands (“Company”), which, among other things, provides for (i) Jersey Merger Sub to be merged with and into the Company with the Company being the surviving company in the merger (the “Jersey Merger”) and (ii) Delaware Merger Sub to be merged with and into Churchill with Churchill being the surviving corporation in the merger (the “Delaware Merger”, and together with the Jersey Merger the “Mergers” and the Mergers, together with the other transactions contemplated by the Merger Agreement, the “Transactions”) and (b) the other transactions contemplated by the Merger Agreement and related Sponsor Agreement.

For	Against	Abstain

68,153,138	138,590	0

2.	Proposals to approve the following material differences between the constitutional documents of Clarivate that will be in effect upon the closing of the Transactions and Churchill’s current amended and restated certificate of incorporation:

i.	the name of the new public entity will be “Clarivate Analytics Plc” as opposed to “Churchill Capital Corp”;

For	Against	Abstain

68,175,967	10	138,580

ii.	Clarivate will have no limit on the number of shares which Clarivate is authorized to issue, as opposed to Churchill having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; and

For	Against	Abstain

65,414,973	2,876,755	0

iii.	Clarivate’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that Churchill’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

For	Against	Abstain

68,153,138	0	138,590

Because the proposal to approve the Merger Agreement and the transactions contemplated thereby was approved, the proposal to adjourn the Special Meeting to a later date or dates, if necessary, was not presented at the Special Meeting.

Item 7.01.	Regulation FD Disclosure.

On May 13, 2019, Churchill and Clarivate issued a joint press release announcing the results of the Special Meeting and the closing of the Transactions. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Joint Press Release, dated May 13, 2019, issued by Churchill Capital Corp and Clarivate Analytics Plc

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Churchill Capital Corp

Date: May 13, 2019

	By:	/s/ Jerre Stead
Name: Jerre Stead Title: Chief Executive Officer